Exhibit 10.17

PBA- HISS
Non-Exclusive Commission Agreement

1. PURPOSE OF AGREEMENT

This agreement is being made between Personal Business Advisors LLC (PBA), hereinafter called PBA; and Homeland Integrated Security Systems, residing in Asheville, NC, hereinafter called HISS.

HISS is engaging Personal Business Advisors, LLC (PBA) to sell the company and/or find investor(s) and/or find financing for HISS.

2. SUCCESS-ONLY FEE

HISS agrees to pay PBA. for services described in Section 1, a success-only finder's fee of 15% of the transaction, if less than $1,000,000; or a 10% success-only finder's fee, if the transaction is more than $1,000,000.

PBA has to recruit the potential/buyer/investor(s)/ and/or have a substantial part in the negotiations, that ultimately leads to the sale of the company and/or securing investment(s) and/or financing for HISS. PBA will be entitled to its fee ONLY for the initial consummated transaction. Subsequent transactions involving the same parties will not be subject to finders fees.

All fees due are to be paid at 18944 SE Jupiter River Drive, Jupiter, FL. 33458 or any other place as PBA specifies, within 10 days of receipt of the cleared investment funds.

3. DURATION

This Agreement shall remain in effect for 360 days. Upon expiration of this initial period, it will be automatically renewed unless terminated thereafter with 30 days written notice by either party.

4. GENERAL

All statements and correspondence will be directed to Fred Wicks, COO, Homeland Integrated Security Systems at the address below. Both parties agree to provide changes in address or telephone numbers. HISS agrees that PBA has given no guarantees regarding the outcome of this engagement PBA agrees that HISS is under no obligation to accept a transaction.

This agreement shall be governed by and constructed in accordance with the laws of Florida.

Dated: ,May 24, 2005,  Dated: May 24, 2005

/s/ Fredrick W. Wicks	/s/ Uwe Brettmann

For HISS:	Intermediary
Uwe Brettmann, Chairman	Fredrick W. Wicks, COO
Personal Business Advisors LlC	Homeland Integrated Security Systems, Inc
18944 SE Jupiter River Drive	768 Bocce Ct.
Jupiter, FL 33458	Palm Beach Gardens, FL 33410
Phone 561-744-9744	Phone: 561·253-8928
Fax 561-744-9884	Fax: 561-253-8928

New Tampa Professional Park, 8907 Regents Park Drive, Suite 370, Tampa, FL. 33647